UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 21, 2016
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously reported on December 5, 2016, LPL Financial Holdings Inc. (the “Company”) announced that Dan H. Arnold has been appointed as the Company’s president and chief executive officer, effective as of January 3, 2017.
On December 21, 2016, the board of directors of the Company approved the following compensation arrangements for Mr. Arnold:

•	an annual base salary of $800,000, effective as of January 3, 2017;

•	a target annual cash bonus opportunity of 225% of annual base salary, effective as of January 3, 2017;

•
a target annual long-term incentive compensation award opportunity with a grant date value of 350% of annual base salary, effective as of January 3, 2017, with 50% of such award to consist of stock options and 50% of such award to consist of performance-based share units; and

•
a one-time grant of restricted stock units with an aggregate grant date value of $1.5 million, which is expected to be granted on February 13, 2017, such grant to vest as to one-third of the number of restricted stock units on each of the third, fourth and fifth anniversaries of the date of grant.

Mr. Arnold will continue to be eligible for the LPL Financial LLC Executive Severance Plan, which was previously filed with the Securities and Exchange Commission on February 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ David P. Bergers
David P. Bergers
General Counsel

Dated: December 23, 2016